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EXHIBIT 99 Press Release issued August 7, 2003

                  Youbet.com CEO Elected Chairman of the Board

                        Champion Takes on Additional Role
                  As Lucas Resigns to Launch New Gaming Venture

         Woodland Hills, CA, August 7, 2003 - Youbet.com, Inc. (NASDAQ: UBET), a leading online wagering company and the largest Internet provider of horse racing content in the United States, today announced that CEO Charles F. (Chuck) Champion has been elected unanimously to the additional role of Chairman of the Board.

         The election follows Lawrence R. Lucas' resignation this week as Director and Board Chairman. Lucas, who has served as Chairman since May of 2002, is leaving the Youbet.com Board to launch a new venture in the international gaming industry that could produce strategic business opportunities for Youbet.com in the future.

         "Larry has been the impetus behind Youbet.com's turnaround," Champion asserted. "His vision and his knowledge of the gaming industry have helped to guide our emergence as a leader in online wagering."

         Lucas' association with Youbet.com dates to 1997 when he first advised founders David Marshall and Russell Fine on the potential of applying advanced technology and systems to the pari-mutuel market. According to Marshall, who is a member of the Board, Lucas spearheaded the effort to recruit Champion and the team of Directors and executives that are now driving Youbet.com's success.

         When he resigned, Lucas told the Board that Champion's "personal commitment and high quality execution of his duties as Chief Executive have had a profound and lasting impact on the organization."

         Under Champion's management, Youbet.com has dramatically improved shareholder value by reinvigorating relationships with track partners; installing new financial, operating and marketing disciplines; increasing both handle and revenues; and achieving positive earnings before interest, taxes, depreciation and amortization (EBITDA) for the first time in the company's history.

         According to Champion, Lucas will continue to serve as an advisor to the company. "Larry has been an important asset to Youbet.com and we look forward to his ongoing counsel and support," he concluded.

         Champion assumes the Chairman's role effective immediately.

         Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness horse racing content in the United States. Members have the ability to watch and, in most states, the ability to wager on virtually 100% of all major domestic horse racing content via its exclusive closed-loop network. Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the minute track information, real-time wagering information, phone wagering and value-added handicapping products.


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         Youbet.com  is a patent and content  licensee and  maintains  strategic
relationships   with  TVG,   an  indirect   subsidiary   of   Gemstar-TV   Guide
International, Inc. (Nasdaq NMS: GMST) and MEC Pennsylvania Racing, part of Magna Entertainment Corp. (Nasdaq NMS: MIEC). Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby.
         Youbet.com operates Youbet.com TotalAccessTM, an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.Youbet.com.

Forward Looking Statements

         This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the company's filings with the Securities and Exchange Commission.